SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

   Date of Report (Date of earliest event reported): October 30, 2020

AEROCENTURY CORP.
(Exact name of Registrant as specified in its charter)

Delaware	94-3263974
(State of Incorporation)	(I.R.S. Employer Identification No.)

1440 Chapin Avenue, Suite 310
Burlingame, CA 94010
(Address of principal executive offices including Zip Code)

650-340-1888
(Registrant's telephone number, including area code)

Not applicable
(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⁯ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⁯ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⁯ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⁯ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which registered
Common Stock, par value $0.001 per share	NYSE American Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement

On October 30, 2020, Drake Asset Management Jersey Limited ("Drake"), purchased all of the indebtedness of AeroCentury Corp. (the "Company") held by the lenders (the "MUFG Lenders") under the Fourth Amended and Restated Loan and Security Agreement dated as of May 1, 2020 (the "Loan Agreement"), totalling approximately $87.9 million,  as well as all of the Company's indebtedness to MUFG Bank, Ltd. (totalling approximately $3.1 million) that arose from termination of interest rate swaps entered into with respect to such Loan Agreement indebtedness.  The purchase and sale was consented to by the Company pursuant to a Consent and Release Agreement of Borrower Parties, entered into by the Company and its subsidiaries.  The closing of this debt purchase transaction satisifed the requirement under the Loan Agreement for execution of a strategic alternative ("Strategic Alternative") with respect to the MUFG Loan indebtedness satisfactory to the MUFG Lenders.

On the same day, the Company entered into an Amendment No. 1 to the Loan Agreement ("Amendment No. 1") with Drake and UMB Bank, N.A., the replacement Administrative Agent under the Loan Agreement, to amend the Loan Agreement as follows:

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Deferral of the cash component of the interest payments due under the Loan Agreement, commencing with the payments due for March 2020, and continuing on each consecutive month thereafter, which deferred interest is to be capitalized and added to the principal balance of the indebtedness on each respective interest payment due date, until such time as the indebtedness is repaid.

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Deletion of the requirement for the Company's execution of a Strategic Alernative and of the milestones therefor;

 ●
Deletion of the requirement for the Company's maintenance of a restricted account held with an MUFG Lender to hold aircraft sales proceeds pending application toward the Loan Agreement indebtedness;

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Replacement of references to "MUFG Union Bank, N.A.," with "UMB, Bank, N.A.", the new Administrative Agent under the Loan Agreement;

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Requirement of  approval by Drake for any "Material Amendments" to leases for the collateral, defined as any amendment of, or waiver or consent under, any lease involving a modification of lease payments, any reduction in, or waiver or deferral of, Rent, a modification to any residual value guaranty, any modification that adversely affects the collateral or the rights and interests of the lender and/or administrative agent in the collateral, any reduction of any amounts payable to any lender or Agent under any indemnity, or any change to the state of registration of aircraft collateral; and

●
Deletion of certain certain financial reporting requirements and changes to required frequency of certain other surviving reporting requirements.

The borrowings under the Loan Agreement continue to be secured by a first priority lien held by Drake, which lien is documented in an amended and restated mortgage and security agreement assigned to Drake by the MUFG Lenders,  covering all of the Company's assets, except for two aircraft on lease to Kenyan lesses and three aircraft that are subject to special purpose financing held by a subsidiary of the Company.  The foregoing description of the Amendment No. 1 is intended to be a summary and is qualified in its entirety by the copy of Amendment No. 1 filed as Exhibit 10.2 hereto.

The Company and Drake are currently engaged in discussions regarding the satisfaction and discharge of the Loan Agreement indebtedness.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

 The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

10.1	Form of Consent and Release Agreement of Borrower Parties, entered into by the Company and its subsidiaries, JetFleet Holding Corp. and JetFleet Management Corp.
10.2	Form of Amendment No. 1 to Fourth Amended and Restated Loan and Security Agreement, dated as of October 30, 2020, by and between the Company, Drake Asset Management Jersey Limited, and UMB Bank, N.A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

Date: November 2, 2020
AEROCENTURY CORP

By: /s/ Harold M. Lyons
Harold M. Lyons
Sr. Vice President & Chief Financial Officer